EXHIBIT 5.1

[O’Melveny & Myers LLP Letterhead]

April 8, 2003

SanDisk Corporation

140 Caspian Court

Sunnyvale, California 94089

Re:	SanDisk Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SanDisk Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the resale of (i) $3,000,000 aggregate principal amount of 4-1/2 % Convertible Subordinated Notes (the “Notes”) issued by the Company pursuant to an Indenture, dated as of December 24, 2001 (the “Indenture”) between the Company, as issuer, and The Bank of New York, as trustee, and (ii) 162,760 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Notes, plus such indeterminate number of shares of Common Stock as may become issuable by means of an adjustment to the conversion price of the Notes (the “Conversion Shares”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the Indenture and the Registration Statement. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent the Company’s obligations depend on the enforceability of the Indenture against other parties to the Indenture, we have assumed that the Indenture is enforceable against such other parties.

We assume that the appropriate action will be taken, prior to the offer and sale of the Notes and the Conversion Shares under the Registration Statement, to register and qualify the Notes and the Conversion Shares for sale under all applicable state securities or “blue sky” laws. We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of New York and the United States federal securities laws. Our opinion expressed in paragraph 1 with respect to the legally valid and binding nature of the Notes is expressed only under New York law.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.    The Notes have been duly and validly authorized and issued by all necessary corporate action on the part of the Company and constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

2.    The Conversion Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued upon conversion of the Notes in accordance with the terms of such Notes and the

Company’s Certificate of Incorporation, as amended, the Conversion Shares will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Notes or the Conversion Shares while the Registration Statement is in effect.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Conversion Shares.

Respectfully submitted,

/s/    O’MELVENY & MYERS LLP

O’MELVENY & MYERS LLP